Exhibit 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan for the registration of 80,000 shares of its common stock, of our report dated January 24, 1997, with respect to the consolidated financial statements of Bank of the Ozarks, Inc. included in the final prospectus used in connection with the initial public offering of the Registrant's common stock, as included in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-27641) by means of a prospectus filed on July 17, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference.





                                          MOORE STEPHENS FROST, P.A.





Little Rock, Arkansas
July 25, 1997
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                                                              Exhibit 23.2


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan for the registration of 80,000 shares of its common stock, of our report with respect to the consolidated financial statements of Bank of the Ozarks, Inc. for the year December 31, 1994, included in the final prospectus used in connection with the initial public offering of the Registrant's common stock, as included in the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-27641) by means of a prospectus filed on July 17, 1997 pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference.






                                                BAIRD, KURTZ & DOBSON






Fort Smith, Arkansas
July 25, 1997
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